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                    U.S. SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  November 4, 1998



                        ICF KAISER INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

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
   Delaware                  File No. 1-12248                      54-1437073
(State or other              (Commission File                   (IRS Employer
jurisdiction of                   Number)                    Identification No.)
incorporation)

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                               9300 Lee Highway
                         Fairfax, Virginia  22031-1207
         (Address of principal executive offices, including zip code)



                                 703-934-3600
             (Registrant's telephone number, including area code)
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Item 5.    Other events
           ------------

     In a press release dated November 4, 1998, ICF Kaiser International, Inc. (NYSE: ICF) announced that James O. Edwards has resigned as Chairman and Chief Executive Officer of ICF Kaiser International, Inc., a post he had held since March 1, 1985. He will continue as a member of the ICF Kaiser International, Inc.'s Board of Directors and will serve as a consultant to the Company.

     The Company's Board of Directors has designated Keith M. Price, the Company's current President, to be Chief Executive Officer. In addition, Tony Coelho has been elected Chairman of the Board.

     Tony Coelho, on behalf of the ICF Kaiser Board of Directors, stated: "We understand Jim's resignation in light of the great stresses of the past few years. Although we have had poor performance for several years from our engineering and construction business, our consulting and environmental and facilities management businesses have performed well. Jim has a proven management record over many years. Taking a small consulting company to a worldwide consulting and engineering firm is a very substantial achievement."

     "Keith Price is well known and respected throughout the industry, both nationally and internationally," said Coelho. "He is a successful leader, and an operations-oriented manager with a hands-on familiarity and commitment to ICF Kaiser's core businesses. This is a good company, doing excellent work all over the world. With Keith and the management team leading the high quality ICF Kaiser work force, we will see our way through the crisis brought on by the nitric acid project overruns. We are confident the company's performance will improve and that shareholders will benefit."

     Edwards joined ICF Incorporated on November 1, 1974, and led it from a small, Washington, D.C.-based consulting firm to a $1.3 billion international consulting, environmental and facilities management, engineering, and construction firm over the past 24 years. An important step in that process was the June 1988 acquisition by ICF Incorporated of Kaiser Engineers, headquartered in Oakland, California.

     In July, ICF Kaiser announced a major restructuring charge as a result of poor financial performance of several nitric acid plants it was building. At that time, Keith Price was named President and Chief Operating Officer, and Richard Leupen became President of the Engineers and Constructors Group.

     "After almost 14 years as a Chief Executive Officer, nine as the Chief Executive Officer of a publicly traded company, and 24 years in this business and at one company," said Edwards, "I need a rest and to recharge my batteries. We have achieved a successful transition of responsibilities to Keith and the senior management. The team in place is qualified and competent to manage ICF Kaiser. After several months of serving as a consultant and tying up some loose ends, I plan to retire to my antiquarian books for a while. Although I am disappointed in our financial performance of the past several years, I believe the Company is on the verge of some important changes that will significantly increase shareholder value."

     Tony Coelho, a member of the Board since 1990, commented: "I am fully aware of the difficulties facing the Company, but look forward to working with a unified Board and our new management team to restore the Company to profitability." Coelho announced the formation of a new Executive Committee of the Board, which will include Michael Tennenbaum and Keith Price as well as Coelho as Chair, and that Hazel O'Leary will replace Coelho as Chair of the Board's Compensation and Human Resources Committee.

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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ICF KAISER INTERNATIONAL, INC.
                                               (Registrant)


                                      /s/ Timothy P. O'Connor
                                      ---------------------------
                                      Timothy P. O'Connor
                                      Senior Vice President and
                                      Acting Chief Financial Officer


Date:   November 5, 1998

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